Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, Amendment No. 2 of our reports dated March 13, 2009, relating to the financial statements of Avigen, Inc. and the effectiveness of internal control over financial reporting of Avigen, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

November 13, 2009